UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2011

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry into a Material Definitive Agreement	3

9.01	Financial Statements and Exhibits	3

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2011, we entered into a new revolving credit and term loan agreement (“Financing Agreement”) totaling $300 million with SunTrust Bank as administrative agent. The Financing Agreement was entered into to finance the acquisition of McGraw-Hill Broadcasting, Inc. and to provide liquidity. The Financing Agreement has a five year term and includes a $212 million term loan and an $88 million revolving credit facility. A copy of the Financing Agreement is filed as Exhibit 99.1. The term loan will be funded upon the closing of the McGraw-Hill Broadcasting, Inc. acquisition and our existing revolving credit agreement will be terminated upon that funding.

The Financing Agreement includes certain affirmative and negative covenants, including maintenance of minimum fixed charge and leverage ratios. Interest is payable at rates based on our leverage ratio, and will initially be LIBOR plus 4.0%, with annual principle payments of $15.9 million in the first two years, increasing to $31.8 million in the fifth year.

Item 9.01 Financial Statements and Exhibits

Exhibit		Exhibit No.
Number	Description of Item	Incorporated
99.1	Revolving Credit and Term Loan Agreement dated as of December 9, 2011	99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)

Dated: December 13, 2011

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